                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            WACKENHUT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[WACKENHUT LOGO]

EXECUTIVE OFFICES
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON APRIL 29, 1997

To the Shareholders:

The Annual Meeting of the Shareholders of The Wackenhut Corporation will be held on Tuesday, April 29, 1997, at 9:00 A.M. at the Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida, for the purpose of considering and acting on the matters following:

    (1)  the election of eight directors for the ensuing year;

    (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1997, and to perform such other services as may be requested;

    (3)  approval of an Employee Stock Purchase Plan;

    (4) approval of an amendment to the Key Employee Long-Term Incentive Stock Plan;

    (5) the transaction of any other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only shareholders of Series A Common Stock of record at the close of business March 14, 1997, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL SERIES A COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

You are requested to promptly sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, regardless of whether you expect to be present at this meeting. A return envelope which requires no postage is enclosed for that purpose. If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

By order of the Board of Directors.



                                                James P. Rowan
                                                Vice President, General Counsel,
                                                and Assistant Secretary
March 25, 1997

PROXY STATEMENT


                                                                  March 25, 1997

The Wackenhut Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida  33410-4243
Telephone: (561) 622-5656


General Information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Wackenhut Corporation (the "Company" or the "Corporation") for the Annual Meeting of the Shareholders of the Corporation to be held at the Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida, April 29, 1997, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation, and the proposal to approve an Employee Stock Purchase Plan; and the proposal to approve an amendment to the Key Employee Long-Term Incentive Stock Plan. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions. If no instructions are given the Proxy Card will be voted as follows:

    FOR - The election of the Directors nominated by the Board of Directors

    FOR - Proposal to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Corporation.

    FOR  - Proposal to approve an Employee Stock Purchase Plan.

    FOR  - Proposal to approve an amendment to the Key Employee Long-Term
           Incentive Stock Plan.


Holders of shares of the Series A Common Stock of the Corporation of record as of the close of business on March 14, 1997, will be entitled to one vote for each share of stock standing in their name on the books of The Wackenhut Corporation.

On February 17, 1997, 3,856,571 shares of Series A Common Stock were outstanding. The Series A Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP, to approve certain amendments to the Key Employee Long-Term Incentive Stock Plan, to approve an Employee Stock Purchase Plan, and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 25, 1997.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of eight (8) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. All of the nominees are presently directors of the Corporation who were elected by the shareholders at their last annual meeting. All are proposed for re-election to the Board of Directors of the Corporation at the April 29, 1997 Annual Meeting of the Shareholders.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:

NOMINEE AND YEAR        PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR   AND OTHER INFORMATION
================================================================================
JULIUS W. BECTON, JR.   General Becton is the Chief Executive Officer and
       1994             Superintendent of the Washington, D.C. Public School
      AGE 70            System.  He is a former President of Prairie View A & M
                        University.  He entered the Army as a Private in 1944
                        and rose to the rank of Lieutenant General.  While in
                        the Army, he commanded the lst Cavalry Division and the
     [PICTURE]          VII  Corps, and was the Deputy Commanding General of
                        the U.S. Army Training and Doctrine Command.  As such,
                        he is a veteran of three wars, World War II, the Korean
                        War and Vietnam.  After departing the service in 1983,
                        he served as Director of the Office of U.S. Foreign
                        Disaster Assistance, and from 1985 to 1989 was the
                        Director, Federal Emergency Management Agency.  He was
                        later chief operating officer for American Coastal
                        Industries, Inc.  He is on the Board of Directors of
                        Illinois Tool Works, Inc., a multinational manufacturer
                        of highly engineered assemblies and systems, and the
                        Marine Spill Response Corporation.  He is Vice Chairman
                        for the Association of US Army and a member of the
                        Advisory Council to the Board of Visitors at the
                        Citadel.  He is a member of the Defense Science Board
                        Readiness Task Force, and the Department of Defense
                        Army Advisory Panel.  He serves on the board of several
                        civic public service organizations.  He received
                        numerous U.S. Army service and valor awards, including
                        the Distinguished Service Medal; and the Distinguished
                        Service Award for his service as the Director, Federal
                        Emergency Management Agency.  He has a B.S. from
                        Prairie View A & M University, and an M.A. in economics
                        from the University of Maryland.   He has been awarded
                        honorary Doctor of Laws degrees by three universities.
                        (e)(f)
--------------------------------------------------------------------------------

 RICHARD G. CAPEN, JR.  Ambassador Capen is an author, speaker and independent
        1993            corporate director.  He was formerly United States
       AGE 62           Ambassador to Spain (1992-93), Vice Chairman and
                        Director of Knight Ridder, Inc. (1989-91), and Chairman
                        and Publisher of The Miami Herald (1983-89).  During
      [PICTURE]         his years as Publisher  of The Miami Herald, the
                        newspaper received five Pulitzer Prizes and was honored
                        twice as one of the top ten dailies in America.
                        Ambassador Capen started his newspaper career in l96l
                        with Copley Newspapers in San Diego, California.  From
                        l968-7l, Ambassador Capen was a senior civilian
                        official with the U.S. Department of Defense, where he
                        served first as Deputy Assistant Secretary of Defense
                        for Public Affairs and subsequently as Assistant to the
                        Secretary of Defense for Legislative Affairs.  In l97l
                        he was awarded the Defense Department's highest
                        civilian decoration for his leadership.  Ambassador
                        Capen has served as director of several public
                        corporations, and as a member of advisory boards at
                        Stanford and Duke Universities.  He is a member of the
                        Board of Directors of Carnival Corporation, Freedom
                        Communications, Inc., New  Economy Fund, a mutual fund,
                        and Smallcap World Fund, a mutual fund.  Ambassador
                        Capen is a l956 graduate of Columbia University which
                        he attended on an NROTC scholarship. (b)(c)
--------------------------------------------------------------------------------

NOMINEE AND YEAR        PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR   AND OTHER INFORMATION
================================================================================
  ANNE NEWMAN FOREMAN   Mrs. Foreman served as the Under Secretary of the
         1993           United States Air Force from September 1989 until
        AGE 49          January 1993.  Prior to her tenure as Under Secretary,
                        she was General Counsel of the Department of the Air
                        Force and a member of the Department's Intelligence
       [PICTURE]        Oversight Board.  Mrs. Foreman served in the White
                        House as Associate Director of Presidential Personnel
                        for National Security (1985-1987) and practiced law
                        with the Washington office of the Houston-based law
                        firm of Bracewell and Patterson, and with the British
                        solicitors Boodle Hatfield, Co., in London, England
                        (1979-1985).  Mrs. Foreman is a former member of the
                        career Foreign Service, having served in Beirut,
                        Lebanon; Tunis, Tunisia, and the U.S. Mission to the
                        United Nations in New York.  She was a U.S. Delegate to
                        the 3lst Session of the U.N. General Assembly and to
                        the 62nd Session of the U.N. Economic and Social
                        Council.  Mrs. Foreman received a B.A. degree, Magna
                        Cum Laude, from the University of Southern California
                        and a M.A. (History) from the same institution.  She
                        also holds a J.D. from the American University and was
                        awarded an Honorary Doctorate of Laws from Troy State
                        University.  Mrs. Foreman is a member of Phi Beta
                        Kappa, has been a member of numerous Presidential
                        delegations, and was twice awarded the Air Force Medal
                        for Distinguished Civilian Service. (c)(d)
--------------------------------------------------------------------------------

EDWARD L. HENNESSY, JR. Mr. Edward L. Hennessy, Jr., served as Chairman of the
        1993            Board and Chief Executive Officer of Allied-Signal Inc.
       AGE 69           from 1979 to 1991.  He was previously Executive Vice
                        President and member of the Board of Directors and
                        Executive Committee of United Technologies Corporation,
      [PICTURE]         Senior Vice President for Administration and Finance
                        for Heublein, Inc. and Controller with IT&T
                        Corporation.  He is a member of the Board of Directors
                        of Lockheed Martin, The Bank of New York, Walden
                        Residential Properties, Inc., and NAI Technologies,
                        Inc.  He is a Trustee of The Catholic University of
                        America, a Director of The Coast Guard Academy
                        Foundation, Inc., founding President of the Tri-County
                        Scholarship Fund and Treasurer of the March of Dimes.
                        He was a member of The President's Private Sector
                        Survey on Cost Control, The (New Jersey) Governor's
                        Management Improvement Plan, Inc., and the Tender Offer
                        Advisory Committee of the Securities & Exchange
                        Commission.  He also is a member of The Conference
                        Board, Inc. and the Economic Club of New York.  He has
                        numerous honorary degrees and is a graduate of
                        Fairleigh Dickinson University in New Jersey, where he
                        is a Trustee and Chairman of the University's Board.
                        (a)(c)
--------------------------------------------------------------------------------

    PAUL X. KELLEY      General Kelley is the Vice Chairman of Cassidy and
        1988            Associates, Inc., a government relations firm in
       AGE 68           Washington, D.C.  He is also on the Board of Directors
                        of Allied-Signal, Inc., an aerospace, automotive
                        products, and engineered materials company; GenCorp,
      [PICTURE]         Inc. a propulsion, defense electronics, and ordnance
                        company; London Life Insurance Company, a Canadian life
                        insurance company, PHH Corporation, a vehicle and
                        relocation management services company; Saul Centers,
                        Inc. a real estate investment trust; Sturm, Ruger and
                        Co., Inc., a small arms company and UST, Inc., a
                        tobacco products, wine and smoker accessories company.
                        He is the former Commandant of the Marine Corps, having
                        retired as a four-star General in 1987.  As a Marine
                        officer, he commanded an infantry battalion in Vietnam
                        during 1966; and during 1970-71, he commanded the 1st
                        Marine Regiment, the last Marine ground combat unit to
                        leave Vietnam.  He later commanded the 4th Marine
                        Division, and was the first commander of the Rapid
                        Deployment Joint Task Force, a four service force
                        headquartered in Florida.  He is the recipient of
                        numerous awards for valor and distinguished service
                        during over thirty-seven years of active military
                        service.  General Kelley has a B.S. in economics from
                        Villanova University and is a graduate of the Air War
                        College.  He has been awarded honorary doctoral degrees
                        by five major universities. (b)(e)
--------------------------------------------------------------------------------

NOMINEE AND YEAR       PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR  AND OTHER INFORMATION
================================================================================
 NANCY CLARK REYNOLDS   Ms. Reynolds is Senior Consultant of The Wexler Group,
       1986             a governmental relations and public affairs consulting
      AGE 69            firm in Washington, D.C.  She currently serves as a
                        Director of Sears, Roebuck & Co., Allstate Insurance
                        Company and The Norrell Corporation, a temporary help
     [PICTURE]          service firm.  She is a member of the Board of the
                        National Park Foundation, The Central Africa
                        Foundation, and a trustee of the Smithsonian Museum of
                        the American Indian.  She is a past president of the
                        Business and Government Relations Council.  She was
                        formerly a Director of the Chicago Mercantile Exchange,
                        G.D. Searle & Co., and Viacom International.  From
                        1977-82, she was a Vice President of the Bendix
                        Corporation.  She received her B.A. degree in English
                        from Goucher College and an Honorary Degree of Laws
                        from Gonzaga University. (d)(f)
--------------------------------------------------------------------------------

 GEORGE R. WACKENHUT    Mr. Wackenhut is Chairman of the Board and Chief
        1958            Executive Officer of the Corporation.  He was President
       AGE 77           of the Corporation from the time it was founded until
                        April 26, 1986.  He formerly was a Special Agent of the
                        Federal Bureau of Investigation.  He is a member of the
      [PICTURE]         Board of Directors of Wackenhut Corrections
                        Corporation, a former member of the Board of Directors
                        of SSJ Medical Development, Inc., Miami, Florida, and
                        is on the Dean's Advisory Board of the University of
                        Miami School of Business.  He is on the National
                        Council of Trustees, Freedoms Foundation at Valley
                        Forge, the President's Advisory Council for the
                        Small Business Administration, Region IV, and a member
                        of the National Board of the National Soccer Hall of
                        Fame.  He is a past participant in the Florida
                        Governor's War on Crime and a past member of the Law
                        Enforcement Council, National Council on Crime and
                        Delinquency, and the Board of Visitors of the U.S. Army
                        Military Police School.  He is also a member of the
                        American Society for Industrial Security.  He was a
                        recipient in 1990 of the Labor Order of Merit, First
                        Class, from the government of Venezuela.  Mr. Wackenhut
                        received his B.S. degree from the University of Hawaii
                        and his M.Ed. degree from Johns Hopkins University. Mr.
                        Wackenhut is married to Ruth J. Wackenhut, Secretary of
                        the Corporation. His son Richard R. Wackenhut, is a
                        director-nominee.(a)(f)
--------------------------------------------------------------------------------

 RICHARD R. WACKENHUT   Mr. Wackenhut, President and Chief Operating Officer of
        1986            the Corporation since April 26, 1986, was formerly
       AGE 49           Senior Vice President, Operations from 1983-1986.  He
                        was Manager of Physical Security from 1973-74.  He also
                        served as Manager, Development at the Corporation's
      [PICTURE]         Headquarters from 1974-76; Area Manager, Columbia, SC
                        from 1976-77; District Manager, Columbia SC from
                        1977-79; Director, Physical Security Division at
                        Corporate Headquarters 1979-80; Vice President,
                        Operations from 1981-82; and Senior Vice President,
                        Domestic Operations from 1982-83.  Mr. Wackenhut is a
                        member of the Board of Directors of Wackenhut
                        Corrections Corporation, a Director of Wackenhut del
                        Ecuador, S.A.; Wackenhut UK, Limited; Wackenhut
                        Dominicana, S.A.; and a Director of several domestic
                        subsidiaries of the Corporation.  He is Vice Chairman
                        of Associated Industries of Florida.  He is also a
                        member of the American Society for Industrial Security,
                        a member of the International Security Management
                        Association,  and the International Association of
                        Chiefs of Police.  He received his B.A. degree from The
                        Citadel in 1969, and completed the Advanced Management
                        Program of the Harvard University School of Business
                        Administration in 1987.  Mr. Wackenhut is the son of
                        George R. Wackenhut, a Director-nominee, and Ruth J.
                        Wackenhut, Secretary of the Corporation. (a)(d)
--------------------------------------------------------------------------------


    (a) Member of Executive Committee
    (b) Member of Nominating and Compensation Committee
    (c) Member of Audit and Finance Committee
    (d) Member of Corporate Planning Committee
    (e) Member of Operations and Oversight Committee
    (f) Member of Fair Employment Practices Committee

The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.



COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES
OF THE BOARD OF DIRECTORS

The Wackenhut Corporation has an Audit and Finance Committee whose members are as follows:

      Edward L. Hennessy, Jr., Chairman        Anne N. Foreman
      Richard G. Capen, Jr., Vice Chairman

The Audit and Finance Committee met five times during the past fiscal year.

The Audit and Finance Committee's principal functions and responsibilities are as follows:

    1. Recommend the selection, retention, or termination of the Corporation's independent auditors.
    2.   Review the proposed scope of the audit and fees.
    3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.
    4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.
    5. Review with management and members of the internal audit team the activities of and recommendations made by this group.
    6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the Corporation.
    7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.
    8.   Make periodic reports to the full Board on its activities.

The Wackenhut Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Assistant Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of four meetings of the Board of Directors was held during the 1996 fiscal year.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation's Series A and Series B Common Stock, each with a par value of $.10 per share, that was beneficially owned as of February 17, 1997, by each director nominee for election as director at the 1997 Annual Meeting of Shareholders, by each named executive officer, by all director nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation's outstanding Series A or Series B Common Stock.

                                                                              COMMON STOCK
                                                         SERIES A-(VOTING)                   SERIES B-(NON-VOTING)
                                                 -----------------------------------------------------------------------
BENEFICIAL OWNER (1)                             AMOUNT & NATURE        PERCENT      AMOUNT & NATURE      PERCENT
                                                  OF BENEFICIAL            OF         OF BENEFICIAL          OF
                                                  OWNERSHIP (2)          CLASS      OWNERSHIP (2)(6)       CLASS
========================================================================================================================

DIRECTOR NOMINEES
Julius W. Becton, Jr.                                       -              -             4,656               *
Richard G. Capen, Jr.                                       -              -             4,812(3)            *
Anne N. Foreman                                           200              *             4,862               *
Edward L. Hennessy, Jr.                                   200              *             4,862               *
Paul X. Kelley                                          1,000 (3)          *             6,937(3)            *
Nancy Clark Reynolds                                    1,400              *             5,912               *
George R. Wackenhut                                 1,929,606 (4)      50.03%        2,204,571(4)        20.39%
Richard R. Wackenhut                                       65 (5)          *            91,457(5)            *

EXECUTIVE OFFICERS
Alan B. Bernstein                                         500              *            70,465               *
Fernando Carrizosa                                          -              -            55,606               *
Robert C. Kneip                                             -              -            55,583               *
George C. Zoley                                             -              -             7,500               *

ALL NOMINEES AND EXECUTIVE                          1,932,971          50.12%        2,516,473           23.28%
OFFICERS AS A GROUP

OTHER
Wellington Management Company (7)                     261,700           6.79%                -               -
TCW Group, Inc. and Robert Day (8)                          -              -           720,000            6.66%


*Beneficially owns less than 1%


    (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida.

    (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Each person reported as the beneficial owner of stock owned of record by, or in joint tenancy with another person, has only shared voting and investment power over the stock.

    (3)  All shares held jointly with his wife.

    (4) George R. Wackenhut and Ruth J. Wackenhut, his wife and Secretary of the Corporation, through trusts over which they have sole dispositive and voting power, control 50.03% of the issued and outstanding voting common stock of The Wackenhut Corporation.

    (5) 65 shares of Series A and 137 shares of Series B held in trust for daughter, Jennifer A. Wackenhut, under Florida Gifts to Minors Act and the balance in his own name.

    (6) Includes Series B shares over which the Executive Officers have options.

    (7) The address of Wellington Management Company is 75 State Street, Boston, MA, 02109.

    (8) The address of TCW Group, Inc. and Robert Day is 865 South Figueroa Street, Los Angeles, CA, 90017.

EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended December 29, 1996, and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Company, and the capacities in which the services were rendered.

SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
                                   ---------------------------   ------------------------------------------------
                                                                         AWARDS               PAYOUTS
                                                                 RESTRICTED  SECURITIES                 ALL OTHER
                                                                   STOCK     UNDERLYING         LTIP     COMPEN-
                                                                   AWARDS      OPTIONS/        PAYOUTS   SATION
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)  ($)(1)(2)   SARS(#)(6)       ($)(5)   ($)(3)&(4)
=================================================================================================================
George R. Wackenhut,               1996     859,000    335,000           -      18,000            -       16,543
Chairman of the Board and          1995     784,000    198,000           -      25,000            -       16,543
Chief Executive Officer            1994     732,000    329,000           -     205,041            -       16,543

Richard R. Wackenhut,              1996     555,000    217,000      36,663      16,000            -      127,500
President and Chief                1995     508,000    128,000      33,330      22,500            -       60,000
Operating Officer                  1994     451,000    208,000      29,330     201,916            -       59,000

Alan B. Bernstein,                 1996     313,000    150,000      18,598      14,000            -      109,000
Executive Vice President,          1995     287,000     96,000      16,798      16,250            -       51,000
and President, North               1994     253,000    123,000      14,699     151,438            -       51,000
American Operations Group

George C. Zoley                    1996     288,000    101,500           -      20,000            -       25,906
Wackenhut Corrections Corp.        1995     249,000     70,000           -       7,500            -       11,755
President and Chief Executive      1994     186,000    100,000           -     180,666            -        9,067
Officer and Director

Fernando Carrizosa                 1996     226,000     75,000      11,999      12,000            -       84,000
Senior Vice President and          1995     207,000     55,000      10,932      12,500            -       50,000
President, International           1994     198,000     69,000      10,399     125,416            -       50,000
Group

    (1)  The aggregate number and value of restricted stock holdings
         (including restricted stock units and performance shares) based upon the Series B Common Stock fair market value at December 29, 1996 is as follows:

                        RESTRICTED
                           STOCK     PERFORMANCE    TOTAL          FAIR
                           UNITS        SHARES   UNITS/SHARES  MARKET VALUE
===========================================================================
G. R. Wackenhut                 -       30,601     30,601       $420,764
R. R. Wackenhut            14,150       11,982     26,132        359,315
A. B. Bernstein             6,938        6,057     12,995        178,681
F. Carrizosa                4,396        3,926      8,322        114,428
George C. Zoley                 -            -          -              -

[CAPTION]


         Restricted stock units and performance shares have been restated to reflect the 25% stock dividends declared in 1994 and 1995. Restricted stock units do not vest until 7 years continuous employment from the date of grant.

    (2)  Dividends are paid on restricted stock.

    (3) This column represents (for the CEO) the cost of a split-dollar life insurance policy on George R. Wackenhut and Ruth J. Wackenhut.

    (4) This column represents (except for the CEO) the cost of providing for future liabilities under the Senior Officer Retirement Plan except for Mr. Zoley who is provided for under the Executive Retirement Plan in 1994 and the Corrections Subsidiary Senior Officer Retirement Plan in 1995 and 1996.

    (5) There was no payout of awards because return on equity performance goals were not met.

    (6) The following securities underlying options were granted under stock option plans of Wackenhut Corrections Corporation:


                          SECURITIES UNDERLYING OPTIONS
NAME                       1996       1995        1994
====================    ==================================
George R. Wackenhut       -            -           170,666
Richard R. Wackenhut      -            -           170,666
Alan B. Bernstein         -            -           128,000
Fernando Carrizosa        -            -           106,666
George C. Zoley         20,000         -           170,666



Amounts in 1994 have been restated to reflect the 100% stock dividend (treated as a split stock) paid on June 4, 1996.

LONG-TERM INCENTIVE PLAN - AWARDS IN THE LAST FISCAL YEAR


The following table sets forth certain information concerning awards made under the Company's Key Employee Long-Term Incentive Stock Plan to the named executives during 1996. The Plan is a series of successive overlapping three-year periods commencing the first day of each fiscal year. Awards are earned only if certain predetermined criteria are met. Adjustments may be made in performance share awards to consider aspects of performance that may not be reflected in the Company's financial results.

                                                        ESTIMATED FUTURE PAYOUTS
                       NUMBER OF     PERFORMANCE    UNDER NON-STOCK PRICE-BASED PLAN
                        SHARES,       OR OTHER
                       UNITS, OR    PERIOD UNTIL      THRESHOLD       TARGET     MAXIMUM
                      OTHER RIGHTS  MATURATION OR     PAYOUT(2)       PAYOUT     PAYOUT
NAME                    (#) (1)      PAYOUT (2)          ($)            ($)        ($)
========================================================================================
George R. Wackenhut     14,207        1996-1998        93,500        187,000     280,500
Richard R. Wackenhut     5,572        1996-1998        36,669         73,337     110,006
Alan B. Bernstein        2,286        1996-1998        18,601         37,202      55,803
George C. Zoley              0        1996-1998             0              0           0
Fernando Carrizosa       1,823        1996-1998        12,001         24,001      36,002


     (1) Performance shares and restricted stock units are awarded under the Plan, however, only performance shares are reflected above since restricted stock units are not contingent upon performance and are reported separately in the Summary Compensation Table, Long-Term Compensation Restricted Stock Awards Column.

     (2) Average return on Equity performance goals are set by the Nominating and Compensation Committee for all of the three-year performance cycles.



OPTIONS/SAR GRANTS IN THE LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                                                         VALUE ASSUMED
                                                                                     ANNUAL RATES OF STOCK
                                                                                       PRICE APPRECIATION
                                    INDIVIDUAL GRANTS                                  FOR OPTION TERM (3)
                            ---------------------------------------------------------------------------------
                                NUMBER OF        % OF TOTAL
                               SECURITIES       OPTIONS/SARS
                               UNDERLYING        GRANTED TO    EXERCISE OR
                              OPTIONS/SARS      EMPLOYEES IN   BASE PRICE     EXPIRATION
NAME                           GRANTED (1)       FISCAL YEAR   ($/SHARE)         DATE       5% ($)    10% ($)
=============================================================================================================
George R. Wackenhut         (1)       18,000          8.9%       14.00        30-Jan-06    158,481    401,623
Richard R. Wackenhut        (1)       16,000          7.9%       14.00        30-Jan-06    140,872    356,998
Alan B. Bernstein           (1)       14,000          6.9%       14.00        30-Jan-06    123,263    312,374
George C. Zoley             (2)       20,000         40.0%       22.625       25-Apr-06    284,575    721,168
Fernando Carrizosa          (1)       12,000          5.9%       14.00        30-Jan-06    105,654    267,749

    (1) Options granted under the Key Employee Long-Term Incentive Stock Plan of the Corporation (the "Incentive Stock Plan").

    (2) Options granted under Wackenhut Corrections Corporation's Stock Option Plan (the "Second Plan").

    (3) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES


                                                 NUMBER OF
                                                 SECURITIES          VALUE OF
                                                 UNDERLYING         UNEXERCISED
                                                 UNEXERCISED        IN-THE MONEY
                                                 OPTIONS/SARS       OPTIONS/SARS
                                                  AT FISCAL          AT FISCAL
                       SHARES                    YEAR-END (#)       YEAR-END ($)
                      ACQUIRED         VALUE     ------------------------------------
                     ON EXERCISE      REALIZED   EXERCISABLE (E)/   EXERCISABLE (E)/
                         (#)             ($)     UNEXERCISABLE (U)  UNEXERCISABLE (U)
===================================================================================
George R. Wackenhut  (A)   NONE       NA         59,375  E            334,656 E
                                                 18,000  U                  -
                     (B)   NONE       NA         32,864  E            580,871 E
                     (C)   NONE       NA         74,666  E          1,129,323 E

Richard R. Wackenhut (A)   NONE       NA         53,750  E            303,563 E
                                                 16,000  U                  -
                     (B) 32,864    790,241            -                     -
                     (C)   NONE       NA         74,666  E          1,129,323 E

Alan B. Bernstein    (A)   NONE       NA         39,688  E            225,832 E
                                                 14,000  U                  -
                     (B)   NONE       NA         14,188  E            250,773 E
                     (C)   NONE       NA         56,000  E            847,000 E

Fernando Carrizosa   (A)   NONE       NA         31,250  E            179,188 E
                                                 12,000  U                  -
                     (B) 20,540    318,113       39,460  E            697,456 E
                     (C)   NONE       NA         46,666  E            705,823 E

George C. Zoley      (A)   NONE       NA          7,500  E             22,125 E
                     (C)   NONE       NA         74,666  E          1,129,323 E
                                                  4,000  E                  -
                                                 16,000  U                  -


    (A)  The Key Employee Long-Term Incentive Stock Plan of the
         Corporation (the "Incentive Stock Plan").
    (B) Wackenhut Corrections Corporation 1994 Stock Option Plan (the "First Plan")
    (C)  Wackenhut Corrections Corporation Stock Option Plan (the "Second
         Plan")

SENIOR OFFICER RETIREMENT PLAN

The following table sets forth the estimated annual benefits payable under the Retirement Plan for senior officers.



                                      RETIREMENT PLAN TABLE
                                         ANNUAL BENEFITS
                     -------------------------------------------------------
                           OFFICER                           BENEFICIARIES
                     -------------------------------------------------------
    R. R. Wackenhut  $175,000  20 years                   $100,000  10 years
    A. B. Bernstein   150,000  20 years                    100,000  10 years
    F. Carrizosa      100,000  20 years                     50,000  10 years
    George C. Zoley         -         -                          -         -


The Retirement Plan for senior officers provides that the Corporation will pay certain sums to the senior officers or their beneficiaries for twenty (20) years beginning on the date of their death or retirement after age 60, or to their beneficiaries for ten (10) years if they die before age 60.

The Corporation has purchased life insurance on the lives of such senior officers in amounts that, in the aggregate, will substantially fund its future liability under the Retirement Plan.

With respect to the five most highly compensated executive officers of the Corporation, George R. Wackenhut is not a participant in the Retirement Plan, and George C. Zoley participates in an Executive Officer Retirement Plan established by Wackenhut Corrections Corporation.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met three times in fiscal 1996. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Company's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Company's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, and long-term incentive awards.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Company determines a salary for each senior executive position (exclusive of the CEO and COO) that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management obtains reports from independent organizations concerning compensation levels for reasonably comparable companies. This information is used as a market check on the reasonableness of the salaries proposed by management. The comparator companies are composed of a diversified group of service companies whose revenue, performance, and position matches were deemed relevant and appropriate by the outside firm. Management recommends executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is substantial deviation between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO and COO), the Compensation Committee evaluates numerous factors, including the Company's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Company. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, is utilized as appropriate. For example, the Compensation Committee may take into consideration an officer's efforts in positioning the Company for future growth.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers for the last three years. The increase in the CEO's salary for 1996 was attributable to the overall financial performance of the Company, strategic objectives and the quality of his leadership. In 1996, the Compensation Committee formally evaluated the performance of the CEO.

The Company has an incentive compensation plan (the Bonus Plan) for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan is based on the Company's consolidated revenue and income and Business Unit revenues and service profits. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses. The Bonus Plan formula weights these factors depending upon the position of the executive. For example, the President of a Business Unit is measured on factors of 60% Corporate results (30% corporate revenue and 30% corporate income) and 40% Business Unit service profit. All other positions are measured on weighted factors of 30% corporate revenue and 70% corporate income before taxes. An adjustment to the individual incentive award (up to 20% upward or 80% downward) may be applied to reflect individual performance. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation of same among the participants, are based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan for l996. The Company has elected to comply with Section l62(m) of the Internal Revenue Code to the extent it deems appropriate.

The Company also maintains a Key Employee Long-Term Incentive Stock Plan (the Incentive Plan) for all executive officers, including the CEO and the other named officers. Participants in the Incentive Plan are assigned a target incentive award, stated as a percentage of such participant's base salary depending upon the participant's position with the Company. The target incentive award for fiscal 1996 for the CEO, the Chief Operating Officer, Executive Vice Presidents, and Senior Vice Presidents of the Company were 22%, 20%, 18% and 16%, respectively, of base salary.

Participants in the Incentive Plan may be granted one or more types of long-term incentive vehicles as awards. Initially, awards have been limited to grants of restricted stock units and/or performance shares. The Compensation Committee determines the percentage of the target incentive award that will be allocated to restricted stock units and the percentage that will be allocated to performance shares. Awards in each category are earned only if certain predetermined criteria are met. In general, restricted stock unit awards are currently earned based on an employee's continued employment with the Company for a period of seven years from the date of grant, although the Compensation Committee can increase or decrease the time period for future grants and may also include performance criteria. Performance shares are earned only if certain three-year return on equity performance goals established by the Compensation Committee are attained. In setting the return on equity goals for each three-year period, the Compensation Committee considers prior years' performance, industry trends, the performance of major financial indicators and the prevailing economic circumstances. In its discretion, the Compensation Committee may make adjustments to performance share awards to consider aspects of performance that may not be reflected in the Company's financial results. The Company also maintains a Stock Option Plan (the Plan) for executive officers, including the CEO and other key employees. Participants receive stock option grants based upon their overall contribution to the Corporation. Such options are granted at market value at the time of grant.

The purpose of the Incentive Plan is to reward superior corporate performance with a variable component of pay that can only be earned if performance criteria are met. The Incentive Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the Bonus Plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Company.

The base salary, Bonus Plan, and Incentive Plan components of compensation, as implemented by the above described policies, have resulted in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.

     By the Nominating and Compensation Committee
     Paul X. Kelley, Chairman        Nancy Clark Reynolds (1)
     Richard G. Capen                Anne Newman Foreman (1)

     (1) Took part in the Committee meeting which approved this report due to the absence of a regular member.


                    COMPARISON OF CUMULATIVE TOTAL RETURN*
               THE WACKENHUT CORPORATION, WILSHIRE 5000 EQUITY,
             AND S&P SERVICE (COMMERCIAL AND CONSUMER) INDEXES**
                   (PERFORMANCE THROUGH DECEMBER 31, 1996)


                                   [GRAPH]

Assumes $100 invested on December 31, 1991, in Wackenhut Series A Common Stock and the Index companies.

*  Total return assumes reinvestment of dividends.

** Formerly called "S&P Specialized Srvices." Underlying Companies did not change.


                                          1991   1992  1993  1994  1995  1996
                                          ----   ----  ----  ----  ----  ----
The Wackenhut Corporation                  100   105    98   104   178   216
Wilshire 5000 Equity                       100   109   122   122   166   201
S&P Services (Commercial and Consumer)**   100    99    96   119   119   123



The above graph compares the performance of The Wackenhut Corporation with that of the Wilshire 5000 Equity, and the S&P Specialized Services Index, which is a published industry index. An outside consulting firm was retained to evaluate the feasibility of constructing a custom peer group or the selection of a comparable peer group. The consultant's conclusion was that there is no appropriate five-year index of large labor-intensive security and protective service companies presently available and the construction of a custom peer group would not be appropriate because of the lack of sufficient data on the other large security companies. The selection of the S&P Specialized Services Index was the closest index the consultants believed appropriate. If there is a published index of large security companies or when sufficient data is available, the Company may consider, in future years, changing to a different index or custom peer group in place of the S&P Specialized Services Index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Corporation has a joint life policy on George R. Wackenhut and Ruth J. Wackenhut in the amount of $800,000. The cost of the policy is $16,543 per year and substantially all of the premium is paid by the Corporation. In this connection, an agreement provides that $760,000 of the proceeds from the policy will be paid to the Corporation as reimbursement of the costs.

SERVICE AGREEMENTS. The Company and its consolidated subsidiary, Wackenhut Corrections Corporation ("WCC"), entered into a services agreement (the "1994 Services Agreement") effective January 3, 1994 pursuant to which the Company agreed to provide certain services to WCC through December 31, 1995. The Company and WCC entered into a new services agreement (the "1996 Services Agreement", and together with the 1994 Services Agreement, the "Services Agreements") on December 20, 1995, which became effective January 1, 1996, pursuant to which the Company has agreed to continue to provide certain of these services to WCC through December 31, 1997.

In accordance with the terms of the 1994 Services Agreement, WCC paid the Company a fixed annual fee for services (the "Annual Services Fee") equal to $1,236,343 in fiscal 1994 and $1,069,073 in fiscal 1995. Under the 1996
Services Agreement, WCC has agreed to pay the Company an Annual Services Fee equal to $1,100,342 in each of fiscal 1996 and fiscal 1997. Management of WCC believes that the Annual Services Fees under the Services Agreements are on terms no less favorable to the Company and WCC than could be obtained from unaffiliated third parties. If WCC determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreements, WCC may obtain such services from another party and terminate the provision of such services by the Company with a corresponding reduction in the Annual Services Fee.

Under each of the Services Agreements, the services to be provided by the Company to WCC for the Annual Services Fee include the following:

       LEGAL SERVICES. Under each of the Services Agreements, the Company provides legal advice on all matters affecting the WCC, including, among other things, assistance in the preparation of the WCC's Securities and Exchange Commission ("SEC") and other regulatory filings, review and negotiation of joint venture and other contractual arrangements, and provision of day-to-day legal advice in the operation of WCC's business, including employee related matters.

       FINANCIAL, ACCOUNTING, TAX AND GOVERNMENT CONTRACT MANAGEMENT SERVICES. Under each of the Services Agreements, the Company provides WCC with (i) cash management, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis. Under the 1994 Services Agreement, the Company also provided WCC with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and (iii) the preparation of accounting reports, financial projections, budgets, periodic SEC filings and tax returns.

       HUMAN RESOURCES SERVICES. Under Each of the Services Agreements, the Company provides WCC assistance in the identification and selection of employees and compliance by WCC with various equal employment opportunity and other employment related requirements. The Company also assists WCC in implementing and administering employee benefit plans which comply with applicable laws and regulations.

Any services provided by the Company to WCC beyond the services covered by the Annual Services Fees are billed to WCC at cost or on a cost plus basis as described in each of the Services Agreements or on such other basis as WCC and the Company agree. The 1994 Services Agreement provided WCC the option to utilize the Company's Domestic Operations Group Food Services Division
(the "Food Services Division") to (i) provide the WCC with technical assistance in the areas of equipment specifications, kitchen layout and design, menu development, nutritional analysis and field support and training (for which WCC has reimbursed the Company for direct and indirect costs associated with providing such services), and (ii) manage and operate the food services at certain of the WCC's facilities (for which WCC agreed to pay the Company a price established on a negotiated basis which is no less favorable than the charges for comparable services from unaffiliated third parties). Commencing in October 1995, WCC ceased contracting with the Food Services Division of the Company to obtain meals for inmates at all but two of the facilities it managed. Since October 1995, WCC has provided meals for inmates at the facilities it operates in accordance with regulatory, client and nutritional requirements.

The following table sets forth certain amounts billed to WCC during fiscal 1994, fiscal 1995, and fiscal 1996, for services not covered by the Annual Services Fee paid under the 1994 and 1996 Services Agreement.



                                      FISCAL 1994  FISCAL 1995  FISCAL 1996
     ======================================================================
     Food Services                     $4,146,000  $3,903,000    $  450,000
     Casualty Insurance Premiums (1)    1,393,000   1,540,000     3,306,000
     Interest Charges (Income) (2)        166,000    (172,000)       40,000
     Office Rental (3)                    106,000     106,000       269,000

        TOTAL                          $5,811,000  $5,377,000    $4,065,000


   (1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through the Company's Insurance Program. Substantially, all of the casualty insurance premiums represented premiums to a captive reinsurance company that is wholly owned by the Company. Under the terms of each of the Services Agreements, WCC also has the option to continue to participate in certain other insurance policies maintained by the Company for which WCC reimburses the Company for direct and indirect costs associated in providing such services.

   (2) WCC charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect the Company's average interest costs on long-term debt, exclusive of mortgage financing. Prior to WCC's IPO, for purposes of computing interest expense, it was assumed that debt represented 50% of WCC's total capital.

   (3) Effective January 3, 1994, WCC entered into a two-year lease agreement with the Company providing for the rental of approximately 5,361 square feet of office space at its corporate headquarters in Coral Gables, Florida at an annual rate of $106,400 ($19.84 per square foot) plus certain common area maintenance charges (on terms which WCC believes to be no less favorable to WCC and the Company than could have been obtained from unaffiliated third parties). In 1995, the Company sold the office building and relocated its headquarters to Palm Beach Gardens, Florida, in March 1996. WCC has relocated its corporate offices to the Company's new headquarters, and has negotiated a lease on terms which WCC believes will be no less favorable to WCC and the Company than could have been obtained from unaffiliated third parties.

Management of the Company believes that the services provided for the Annual Services Fees and the other services that will or may be provided under each of the Services Agreements are, or will be, on terms no less favorable to the Company and WCC than could have been obtained from unaffiliated third parties.

Under the terms of each Services Agreements, the Company has further agreed that for so long as it provides WCC with any services (including those provided under the Services Agreement) and for a period of two years thereafter, The Company and its affiliates will not directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, the Company will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the United States.

Nevertheless, in the United States, the Company's North American
Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and food services. WCC has also agreed that it will provide the Company with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

OTHER TRANSACTIONS AND RELATIONSHIPS. Prior to its IPO, WCC borrowed money from time to time from the Company for working capital and general corporate purposes and was charged interest on the basis described above. Upon consummation of its IPO, all outstanding indebtedness of WCC to the Company was repaid.

From time to time, the Company has guaranteed certain obligations of WCC and its affiliates. These guarantees remained in place following WCC's IPO and may be called upon should there be a default with respect to such obligations.

The Company anticipates that it may, from time to time, use the services of the law firm of Venable, Baetjer and Howard, of which Mr. Benjamin R. Civiletti, a Director of WCC is a partner.

George C. Zoley, Vice Chairman of the Board and Chief Executive Officer of
WCC, also serves as Senior Vice President of the Corporation, and a Director of each of Wackenhut Corrections (U.K.) Limited, Wackenhut Corrections Corporation Australia Pty Limited, Premier Prison Services, Ltd., Premier Custodial Development, Ltd., Australasian Correctional Services Pty Limited, and Australasian Correctional Management Pty Limited, affiliates of the Company. James P. Rowan, Vice President and General Counsel of the Company also serves as the Secretary of WCC. George R. Wackenhut is Chairman of the Board and Chief Executive Officer of the Company, also serves as Chairman of the Board of WCC and, together with his wife, Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.03% of the issued and outstanding voting common stock of the Company. Richard R. Wackenhut, the President and Chief Operating Officer of the Company, is also a Director of WCC, and is a Director of Wackenhut del Ecuador, S.A., Wackenhut U.K. Limited, Wackenhut Dominicana, S.A., and a Director of several domestic subsidiaries of the Company. He is the son of George R. Wackenhut.

DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during fiscal year 1996 an annual retainer fee at the rate of $ 20,000 per year plus $1,250 for each Board Meeting attended, $500 for each committee meeting attended as committee members, and $750 for each committee meeting attended as committee chairmen. Each Director also receives from the Corporation annually, an option to purchase 2,000 shares of Series B Common Stock of the Corporation.

No Directors or their affiliates were compensated for services rendered to the Corporation during 1996 other than the compensation described above.
SECTION 16 FILING VIOLATIONS

All SEC Forms 3, 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for 1996 have furnished the Corporation with a statement that no filing is due.

PROPOSAL NO. 2
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practices, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1997, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.


PROPOSAL NO. 3
PROPOSAL TO APPROVE AN EMPLOYEE STOCK PURCHASE PLAN

On January 28, 1997, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, an Employee Stock Purchase Plan (the "Purchase Plan") to permit employees to purchase Series B Common Stock of the Corporation through a payroll deduction program of between 1% and 10% of the employee's compensation. The purchase price will be the greater of, a) 90 percent of the average of the closing prices for the last three trading dates of the applicable calendar quarter or, b) 85 percent of the lesser of, 1) the closing price on the first trading date of the applicable calendar quarter or,
2) the closing price on the last trading date of the applicable calendar quarter. Rights granted under the Purchase Plan may not be transferred except by will or the laws of descent and distribution. No options will be granted to any individual in excess of $25,000 of fair market value in a calendar year. The proposal would also set aside for that purpose 1,000,000 shares of authorized, but unissued Series B Common Stock, and authorize and empower appropriate officers of the Corporation to do all things necessary or desirable to implement such a Purchase Plan. It is the intention of the Company to have the Purchase Plan qualify as an Employee Stock Purchase Plan under Section 423 of the Internal Revenue Code of 1986.

The Purchase Plan will be open to all employees of the Company and its United States affiliates, excluding Wackenhut Corrections Corporation, who customarily work more than 20 hours per week and customarily work more than five months per year. Ownership of stock or options equaling or exceeding 5% of the value of all classes of stock of the Company would disqualify an employee from participation in the Purchase Plan. George R. Wackenhut, Chairman and CEO and certain relatives of his, including Richard R. Wackenhut, President and COO, are not eligible to participate in the Purchase Plan.

The Purchase Plan is subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock voting in person or by proxy and entitled to vote thereon. If the Purchase Plan is so approved, it will become effective on the first day of the calendar quarter coinciding with or next following the approval of this Plan by the shareholders and completion of the registration process required under the Securities Act of 1933.

The Board believes that adoption of the Purchase Plan is an essential element of the management, growth and financial success of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AN EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4
PROPOSAL TO APPROVE AN AMENDMENT TO THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN

The success of the Corporation depends, in large measure, on its ability to recruit and retain key employees with outstanding ability and experience. The Board of Directors also believes there is a need to align shareholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of the Corporation's financial goals.

In order to accomplish these objectives, the Board of Directors adopted the Key Executive Long-Term Incentive Stock Plan (the "Incentive Plan") in 1992 and the shareholders approved the Incentive Plan.

This Amendment to the Incentive Plan is intended to enhance flexibility under the Incentive Plan, and to address recent regulatory changes, in particular, the deductibility limit imposed by Section 162(m) of the Internal Revenue Code (the "Code"). The revisions do not increase the number of shares of Common Stock for issuance under the Incentive Plan.

SUMMARY DESCRIPTION OF THE AMENDMENT TO THE INCENTIVE PLAN

The following summarizes the material terms of the Amendment to the Incentive Plan. If adopted by shareholders, the Amendment will be effective as of January 28, 1997.

     INDIVIDUAL AWARD LIMIT. In order to possibly exempt future awards from the tax deductibility limitations of Code Section 162(m), the Amendment to the Incentive Plan provides that no more than one hundred thousand (100,000) shares under Option may be granted to any participant in any one fiscal year and that no more than fifty thousand (50,000) shares will be paid out under any Performance Share or Performance Unit award in any one fiscal year, to any Participant. This Amendment to the Incentive Plan does not authorize any additional shares for issuance under the Incentive Plan. Further this Amendment is not intended to increase future award sizes or otherwise alter the Nominating Compensation Committee's (the "Committee's") general practices in determining award sizes.

     MINIMUM VESTING PERIOD. As a result of recent revisions to Section 16 of the Securities Exchange Act of 1934, the minimum six-month vesting requirement on Options, Restricted Stock Units, Performance Units, and Performance Shares has been removed. Although removal of this provision is not intended to change the Committee's practice in establishing vesting schedules of awards, this provision will allow the Committee greater flexibility in designing future awards.

     PERFORMANCE MEASURES. The Performance Measures on which awards qualifying for an exemption under Section 162(m) are based shall be chosen from among the following: return on equity, earnings per share, operating cash flow, gross revenue, income before taxes, net income, return on revenue, and stock price appreciation. Although this provision is not intended to change the Committee's practice in establishing certain performance vesting requirements, this provision will allow the Committee flexibility in establishing performance goals while maintaining an exemption to the tax deductibility limitations imposed by Section 162(m).

     SUMMARY DESCRIPTION OF THE EXISTING INCENTIVE PLAN. The following summarizes the material terms of the existing Incentive Plan. The Incentive Plan shall remain in effect until July 31, 2001, unless terminated earlier by the Board of Directors.

     ADMINISTRATION OF THE PLAN. The Plan is administrated by the Nominating and Compensation Committee of the Board of Directors (the "Committee"), who has the authority, among other things, to select employees to whom awards are granted, to determine the terms and conditions of such awards in a manner consistent with the Plan.

     ELIGIBILITY UNDER THE PLAN. Key employees of the Corporation are eligible to participate in the Incentive Plan. Nonemployee directors of the Corporation are not eligible.

The Incentive Plan provides for broad discretion in selecting Participants and in making awards, the total number of persons who will participate and the respective benefits to be awarded to them cannot be determined at this time.

     SHARES SUBJECT TO THE PLAN. One million six hundred eighty-one thousand and fifty (1,681,250) shares of Series B Common Stock of the Corporation have been authorized as available for grant under the Plan.

     STOCK OPTIONS. Stock Options may be granted by the Committee in the form of Nonqualified Stock Options ("NQSOs"), Incentive Stock Options ("ISOs"), or a combination thereof. Grants of ISOs must fulfill the requirements of
Section 422 of the Internal Revenue Code.

The purchase price per share under any Option shall be determined by the Committee in its own discretion. The term of each Option shall be fixed by the Committee, and it is expected that no Option shall have a term extending beyond ten years from the date the Option is granted. Options shall be subject to such terms and conditions and shall be exercisable at such time or times as determined by the Committee.

Options may be exercised by payment of the purchase price in cash, in previously acquired shares of Corporation stock, or a combination thereof. Also, the Committee may allow broker-assisted cashless exercises.

In the event a Participant's employment is terminated, the Participant's rights in Stock Options shall be determined as follows. If termination is due to death or Disability, Options shall become fully vested and shall be exercisable for one (1) year from the date of employment termination. If terminations due to Retirement, Options shall become fully vested and shall be exercisable for the remainder of the Option term. If termination is due to Cause, all Options, including vested and unvested Options, shall be forfeited to the Corporation. In the event of any other termination, unvested Options will be forfeited and the vested Options will be exercisable for ninety (90) days from the date of employment termination. At the Committee's discretion, the exercisability period following employment termination may be extended, but in no event beyond the remainder of the Option term.

     RESTRICTED STOCK UNITS. A Restricted Stock Unit award consists of a grant of a right to receive corporate stock equal to the number of Restricted Stock Units upon the lapse of certain restrictions imposed by the Committee in its discretion. Upon lapse of the "Restriction Period," payment shall be made to Participants solely in the form of Series B Common Stock.

During the Restriction Period, a Restricted Stock Unit holder shall receive payment equal to the dividends paid on an equivalent number of Series B Common Stock of the Corporation. A Participant shall not receive the stock certificates until the lapse of the Restriction Period.

In the event a Participant's employment is terminated, the Participant's rights in Restricted Stock Units shall be determined as follows. If termination is due to death, Disability, or Retirement, all Restricted Stock Units shall become fully vested and paid out in the form of Series B Common Stock. In the event of any other termination, unvested Restricted Stock Units shall be forfeited to the Corporation; provided, however, that unless such termination was for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture provision and apply other restrictions as it deems necessary.

     PERFORMANCE UNITS AND PERFORMANCE SHARES. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible employees at any time as determined by the Committee. A Performance Unit shall have an initial value of one dollar ($1.00) and a Performance Share shall initially have a fair market value equal to a share of Series B Common Stock on the date of grant.

The Committee shall establish performance goals in its discretion which, depending on the level of performance achieved, will determine the number and/or value of Performance Units/Shares earned. Payment of earned Performance Units/Shares shall, at the discretion of the Committee, be paid in the form of cash and/or shares of Series B Common Stock.

In the event a Participant's employment is terminated, the Participant's rights in Performance Shares and Performance Units shall be determined as follows. If termination is due to death, Disability or Retirement, the Participant shall receive a pro rata payment based on the number of months of service during the performance period, based on the achievement of performance goals over the entire performance period. Payment shall be made at the end of the performance period. In the event of any other termination, unvested Performance Shares and Performance Units shall be forfeited to the Corporation; provided, however, that unless such termination was for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture provisions and pay out a pro rata payment as described above.

     AWARDS NONTRANSFERABLE. No award may be assigned, transferred, pledged, or otherwise encumbered by a Participant, other than by will or by the laws of descent and distribution. Each award may be exercised during the Participant's lifetime only by the Participant or the Participant's legal representative.

     CHANGE IN CONTROL. In order to protect the Participant's rights in the event of a "Change in Control" of the Corporation (as defined in the Incentive Plan), all outstanding Options shall immediately vest upon the occurrence of such an event. Also, in the event of a Change in Control, all Restricted Stock Units shall become vested with payment made in the form of Series B Common Stock, and all Performance Shares and Performance Units shall be cashed out at the higher of the actual performance achieved through the date of the Change in Control or the target award level.

On January 28, 1997, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the above described Amendment to the Incentive Plan for the foregoing purposes.

The Amendment to the Incentive Plan is subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of Series A Common Stock voting in person or by proxy and entitled to vote thereon. If the Amendment to the Plan is so approved, they will become effective on the date of adoption by the Board.

The Board believes that the adoption of the Amendment to the Incentive Plan is an essential element of the management, growth and financial success of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN.

SHAREHOLDERS PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the April 28, 1998, Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 1997.

OTHER MATTERS

The Board of knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

                                         By order of the Board of Directors


                                         James P. Rowan
                                         Vice President, General Counsel
                                         and Assistant Secretary


March 21, 1997





================================================================================

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 1996, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE MADE AVAILABLE WITHOUT CHARGE TO INTERESTED SHAREHOLDERS UPON WRITTEN REQUEST TO ROBERT P. HARWOOD, VICE PRESIDENT, INVESTOR/PUBLIC RELATIONS, THE WACKENHUT CORPORATION, 4200 WACKENHUT DRIVE #100, PALM BEACH GARDENS, FLORIDA, 33410-4243.

                                                                      Appendix A

                          THE WACKENHUT CORPORATION

                          4200 Wackenhut Drive #100
                      Palm Beach Gardens, Florida 33410

         This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints George R. Wackenhut and Richard R. Wackenhut as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Series A Common Stock of the Wackenhut Corporation held of record by the undersigned on March 14, 1997, at the Annual Meeting of Shareholders to be held at the Embassy Suites Hotel, 4350 PGA Boulevard, Palm Beach Gardens, Florida, at 9:00 A.M., April 29, 1997, or at any adjustment thereof.

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3 AND 4. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.

                (Continued, and to be signed, on other side.)



The Board of Directors recommends a vote FOR Proposals 1,2,3 and 4.


                                                            Please mark
                                                            your vote as   [x]
                                                            indicated on
                                                            this statement.


1. ELECTION OF DIRECTORS:
                                                               Nominees:
     VOTE FOR all nominees            VOTE withheld            Julius W. Becton, Jr.           Paul X. Kelley
 listed to the right (except as     as to all nominees.        Richard G. Capen, Jr.           Nancy Clark Reynolds
     marked to the contrary)                                   Ann Newman Foreman              George R. Wackenhut
              [ ]                           [ ]                Edward L. Hennessey. Jr.        Richard R. Wackenhut

                                                               INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.

2. Proposal to approve for the fiscal year 1997        FOR      AGAINST      ABSTAIN
   the Appointment of ARTHUR ANDERSEN LLP as the
   independent certified public accountants of
   the Corporation.                                    [ ]        [ ]          [ ]

3. Proposal to approve the Employee Stock
   Purchase Plan.                                      [ ]        [ ]          [ ]

4. Proposal to approve an amendment to the Key
   Employee Long-Term Incentive Stock Plan.            [ ]        [ ]          [ ]

5. In this discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                   Please date and sign exactly as name appears below.  Joint owners should each sign.
                   Attorneys-in-fact, Executors, Administrators, Trustees, Guardians, or corporate officers should give full title.

                   Dated:                                                                         , 1997
                         -------------------------------------------------------------------------

                   -----------------------------------------------------------------------------------
                                                              Signature
                   -----------------------------------------------------------------------------------
                                                     Signature if held jointly

PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE.

